Exhibit 99.1

  Columbia Bancorp Generates Strong Loan Growth in the First Quarter
               as Net Interest Margin Improves to 6.21%

    THE DALLES, Ore.--(BUSINESS WIRE)--April 28, 2004--Columbia Bancorp (Nasdaq:CBBO), the financial holding company for Columbia River Bank, today reported first quarter net income of $2.0 million, or $0.22 per diluted share, compared to $2.4 million, or $0.26 per diluted share, in the first quarter of 2003.
    "Our loan portfolio showed strong growth in the first quarter, particularly in the segments of commercial real estate and commercial and industrial loans. We are continuing to focus on building our franchise and capitalizing on our strengths in community banking," said Roger Christensen, President and Chief Executive Officer. "The first quarter results were impacted by slower mortgage loan production, increased provision for loan loss and higher overhead expenses, as described in our announcement on April 2, 2004. We continue to believe that our new mortgage team's focus on wholesale distribution and incentives for retail production will yield positive results over the remainder of the year."

    FINANCIAL HIGHLIGHTS

    --  1Q04 Return on Equity (ROE) of 13.80%

    --  1Q04 Return on Assets (ROA) of 1.39%

    --  1Q04 Net Interest Margin (NIM) of 6.21%

    --  1Q04 Efficiency Ratio of 60.39%

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the first quarter increased to $9.7 million, compared to $9.6 million in the same quarter a year ago. Net interest income before provision for loan losses grew 7% to $8.1 million for the first quarter of 2004, compared to $7.6 million in the corresponding quarter of 2003.
    "We are proud of the first quarter's net interest margin performance at 6.21%, which places Columbia in the top 2% of the Federal Reserve Bank's December 31, 2003 national peer group for banks with assets between $500 million to $1 billion," said Greg Spear, Chief Financial Officer. "While we will work to maintain a net interest margin in the high range compared to our peers, we expect the net interest margin to compress, to a level closer to 5.85% during the remainder of 2004." The net interest margin for the first quarter was 6.21%, a 36 basis point improvement compared to the 5.85% net interest margin in the fourth quarter of 2003, and a 10 basis point decline compared to the 6.31% net interest margin in the first quarter of 2003. The net interest margin's improvement is attributable to the shift of excess liquidity from low earning rates to the higher earning rates achieved in loan growth. Loan yields remained flat on a quarter over quarter basis and deposit expense declined as interest rates re-priced lower.
    Non-interest income for the first quarter was $1.6 million, compared to $2.0 million in the like quarter last year. "As expected, the slowdown in mortgage refinance activity impacted both our service release premiums and loan origination fee income," said Spear. "However, earnings increased in the areas of financial services, deposit service charge fee income, and credit card income."
    "Overhead expenses were higher than expected in the first quarter as many categories across the board experienced increases, including technology, new branches, training, investor relations, operational losses and consulting fees," said Jim McCall, Chief Operating Officer. For the first quarter ended March 31, 2004, non-interest expense was $5.9 million, compared to $5.6 million in the first quarter of 2003.
    For the first quarter, the efficiency ratio was 60.39%, compared to 58.05% for the like quarter last year. The increase in efficiency ratio occurred primarily because of higher overhead expenses. The efficiency ratio indicates how much is spent on overhead expenses as a percentage to total revenue.

    BALANCE SHEET PERFORMANCE

    The loan portfolio, net of loans held for sale, grew 13.35% to $489.2 million at March 31, 2004, compared to $431.6 million at March 31, 2003. "This was an exceptional first quarter with strong loan growth occurring across all markets. Loan growth was particularly strong in The Dalles, Redmond, and Pendleton, Oregon, and Kennewick, Washington," said Craig Ortega, Head of Community Banking.
    Total assets grew 5% to $598.3 million at March 31, 2004, compared to $569.4 million a year earlier. Shareholders' equity increased 13% to $59.1 million at March 31, 2004, compared to $52.1 million at March 31, 2003. Book value per share of common stock at March 31, 2004, was $6.73, compared to $6.00 at March 31, 2003. Tangible book value per share at March 31, 2004, was $5.53, compared to $4.66 at March 31, 2003. All values are adjusted for the 10% stock dividend, effective May 1, 2003.
    Total deposits increased 4% to $504.2 million at March 31, 2004, compared to $496.4 million at December 31, 2003, and $483.7 million at March 31, 2003. "Our focus on developing relationships with new and existing customers is now paying dividends in low cost deposit growth as well as loan growth," said Ortega.

    ASSET QUALITY

    "We've experienced slow but steady improvement in our non-performing assets over year-end," said Britt Thomas, Chief Credit Officer. Non-performing assets at the end of March 2004 totaled $3.1 million or 0.52% of total assets, compared to $3.3 million, or 0.57% at December 31, 2003 and $4.1 million, or 0.72% at March 31, 2003.
    Allowance for loan loss was $6.9 million or 1.40% of gross loans, including loans held for sale, at March 31, 2004 as compared to $6.6 million or 1.40% at December 31, 2003 and $6.4 million, or 1.46% of gross loans at March 31, 2003.

    LOOKING FORWARD

    Columbia entered into a sales agreement with funds in escrow for a parcel of land in The Dalles, Oregon. The expected gain from the sale of this property is approximately $.03 to $.05 per diluted share. This transaction is subject to normal market conditions and is expected to close by the end of third quarter 2004. Columbia has also entered into an agreement with the City of Pasco, Washington, to purchase a parcel of land. The plan is to close the transaction by the end of May 2004 and apply for a branch application. Our new Redmond, Oregon, branch opens May 5, 2004, and our fourth branch in Bend, Oregon, is anticipated to open during the third quarter 2004.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, April 28, 2004, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss 2004's first quarter results. To participate in the call dial 888-339-2688, and use conference ID 85424140. The live Webcast can be heard by going to Columbia Bancorp's Web Site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.
    The call replay will be available starting two hours after the completion of the live call, until May 4, 2004. To listen to the replay dial 888-286-8010 and use access code 67243393. In addition, the Webcast will be archived on Columbia Bancorp's Website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 18 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond, Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    Forward-looking statements about the financial condition, results of operations, plans and business of Columbia are subject to various risks and uncertainties that could cause actual results to differ materially from those set forth in this release. These include, without limitation, changes in the overall economic condition and interest rate markets that would impact our interest rate margins and our operating expenses; our ability accurately to assess the value of intangible assets and to monitor loan quality and loan loss reserve adequacy; the impact of competition on revenues and margins and on our expansion strategy, Columbia's ability to open and generate growth from new branches, achieve resolution on non-performing assets, and other risks and uncertainties, including statements relating to the year 2004, some of which are described from time to time in our public announcements and filings with the Securities and Exchange Commission ("SEC"). Some forward-looking statements can be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Forward-looking statements offered in this release are accurate only as of the date released, and we do not intend to update these forward-looking statements to reflect subsequent events or circumstances.

    (tables follow)


FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except per share data and ratios)
                                        Three Months Ended
                                             March 31,
                                       ---------------------
INCOME STATEMENT                         2004        2003
----------------                       --------   ----------
Interest income                       $  9,607   $    9,396
Interest expense                         1,467        1,770
                                       --------   ----------
Net interest income                      8,140        7,626
Provision for loan losses                  700          300
                                       --------   ----------
Net interest income after provision
 for loan losses                         7,440        7,326
Non-interest income                      1,581        2,000
Non-interest expense                     5,871        5,588
                                       --------   ----------
Income before provision for income
 taxes                                   3,150        3,738
Provision for income taxes               1,133        1,348
                                       --------   ----------
Net income                            $  2,017   $    2,390
                                       ========   ==========
Earnings per common share (1)
  Basic                               $   0.23   $     0.27
  Diluted                                 0.22         0.26
Cumulative dividend per common share (1)  0.09         0.07
Weighted average shares outstanding (1)
  Basic                                  8,769        8,675
  Diluted                                9,053        8,982
Actual shares outstanding (1)            8,776        8,686


                                      March 31, December 31, March 31,
BALANCE SHEET                           2004        2003       2003
-------------                         --------- ------------ ---------
Total assets                          $598,304   $  584,136  $569,406
Securities                              31,123       31,682    32,094
Loans held for sale                      2,193        2,792     7,675
Gross loans, excluding loans held for
 sale (2)                              489,229      469,620   431,603
Total gross loans (2)                  491,422      472,412   439,278
Goodwill (3)                             7,389        7,389     7,389
Deposits                               504,158      496,358   483,692
Borrowings                              30,751       25,983    28,846
Equity                                  59,096       57,804    52,112

Book value per common share (1)       $   6.73   $     6.61  $   6.00
Tangible book value per common share
 (1)(4)                               $   5.53   $     5.34  $   4.66


(1) Prior periods have been adjusted to reflect the 10% stock dividend, effective May 1, 2003.

(2) Excludes allowance for loan losses and unearned loan fees.

(3) From the purchase of Valley Community Bancorp in 1998.

(4) Total common equity, less goodwill and other intangible assets; divided by actual shares outstanding.



ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except per share data and ratios)

                                                   March 31, March 31,
NON-PERFORMING ASSETS                                2004      2003
---------------------                              --------- ---------
Delinquent loans on non-accrual status             $  1,703  $  3,854
Delinquent loans on accrual status                       11         -
Restructured loans                                       10        19
                                                    --------  --------
Total non-performing loans                            1,724     3,873
Other real estate owned                               1,401        63
Repossessed other assets                                  -       147
                                                    --------  --------
Total non-performing assets                        $  3,125  $  4,083
                                                    ========  ========

Total non-performing assets / total assets             0.52%     0.72%


                                                      Quarter Ended
                                                   -------------------
                                                   March 31, March 31,
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES              2004      2003
---------------------------------------            --------- ---------
Balance at beginning of period                     $  6,612  $  6,417
Provision for loan losses                               700       300
Recoveries                                                9        24
Charge offs                                            (445)     (343)
                                                    --------  --------
Balance at end of period                           $  6,876  $  6,398
                                                    ========  ========

Allowance for loan losses / gross loans and loans
 held for sale                                         1.40%     1.46%
Non-performing loans / allowance for loan losses      25.07%    60.53%


                                                      Quarter Ended
                                                   -------------------
                                                   March 31, March 31,
OPERATING PERFORMANCE                                2004      2003
---------------------                              --------- ---------
Average interest-earning assets                    $532,901  $497,460
Average gross loans and loans held for sale         483,297   441,559
Average assets                                      583,629   545,397
Average interest-bearing liabilities                376,448   367,666
Average interest-bearing deposits                   348,400   337,515
Average deposits                                    493,254   459,403
Average liabilities                                 524,841   493,977
Average equity                                       58,788    51,420


                                                      Quarter Ended
                                                   -------------------
                                                   March 31, March 31,
RATIOS                                                2004      2003
------                                             --------- ---------
Interest rate yield on interest-earning assets, tax
 equivalent                                            7.32%     7.75%
Interest rate expense on interest-bearing
 liabilities                                           1.57%     1.95%
Interest rate spread                                   5.75%     5.80%
Net interest margin, tax equivalent                    6.21%     6.31%
Efficiency ratio (1)                                  60.39%    58.05%
Return on average assets                               1.39%     1.75%
Return on average equity                              13.80%    18.59%
Average equity / average assets                       10.07%     9.43%


(1) Non-interest expense divided by net interest income and non-interest income.



FINANCIAL INFORMATION UPDATE
(Unaudited)
                                                   Quarter Ended
                                             -------------------------
                                               March 31,    March 31,
INCOME STATEMENT ITEMS                           2004         2003
----------------------                       ------------ ------------
Service charges on deposits                    1,055,574      971,992
Credit card discounts and fees                   105,013       90,262
Financial services                               135,825       92,819
Mortgage servicing, net                         (239,506)     (63,632)
Gain on sale of mortgage loans                    71,722      (20,511)
Mortgage loan origination income                 218,285      586,834
Gain/loss from "called" bond                           -       (6,668)
Gain/loss from sale of securities                      -            -
Other income                                     234,213      349,159
                                             ------------ ------------
Total non-interest income                      1,581,126    2,000,255
                                             ------------ ------------

Compensation and benefits                      3,200,674    3,430,170
Occupancy                                        596,309      554,924
Data processing                                  114,159       80,183
Other expenses                                 1,960,144    1,523,178
                                             ------------ ------------
Total non-interest expense                     5,871,286    5,588,455
                                             ------------ ------------


                                               March 31,    March 31,
BALANCE SHEET ITEMS                              2004         2003
-------------------                           ----------- ------------
Commercial loans                              90,155,024   70,725,043
Agricultural loans                            65,277,712   58,621,853
Real estate loans                            218,499,914  182,425,045
Real estate loans - construction              91,746,274   94,932,444
Loans held for sale                            2,193,186    7,674,480
Consumer loans                                16,611,368   19,154,611
Other loans                                    6,938,684    5,744,182
                                             ------------ ------------
Total loans, gross (1)                       491,422,162  439,277,658
                                             ------------ ------------


                                                   Quarter Ended
                                             -------------------------
                                               March 31,    March 31,
MORTGAGE SERVICING                               2004         2003
------------------                           ------------ ------------
Mortgage servicing asset, net                  3,174,839    4,249,567
Mortgage loans serviced ($)                  411,842,166  491,994,055
Mortgage loans serviced number (quantity)          3,530        4,128
Mortgage loans produced (quantity)                   123          532
Mortgage servicing asset multiple                   0.77%        0.86%



MORTGAGE SERVICING ASSET
 RECONCILIATION                      Q1 2004      2003        2002
------------------------            ----------------------------------
Mortgage servicing asset (MSA),
 beginning                          3,691,449   4,614,391   6,196,801
Add servicing retained premiums        52,695   1,935,108   2,227,511
Deduct MSA amortization              (569,305) (2,000,050) (1,028,810)
Deduct MSA valuation adjustments            -    (858,000) (2,781,111)
                                    ---------- ----------- -----------
Mortgage servicing asset, ending    3,174,839   3,691,449   4,614,391
                                    ---------- ----------- -----------

MORTGAGE SERVICING ASSET
 RECONCILIATION CON'T       2001      2000        1999        1998
------------------------  --------------------------------------------
Mortgage servicing asset
 (MSA), beginning         2,759,687 1,482,374     646,546           -
Add servicing retained
 premiums                 4,750,197 1,437,145     932,724     664,665
Deduct MSA amortization    (395,354) (159,832)    (96,896)    (18,119)
Deduct MSA valuation
 adjustments               (917,729)        -           -           -
                          --------------------------------------------
Mortgage servicing asset,
 ending                   6,196,801 2,759,687   1,482,374     646,546
                          --------------------------------------------

(1) Excludes allowance for loan losses and unearned loan fees.


    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541-298-6633
             rchristensen@columbiabancorp.com
              or
             Greg B. Spear, 541-298-6612
             gspear@columbiabancorp.com